EXHIBIT 11
                                                                     Page 1 of 2

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                  For the Twelve Months Ended December 31, 1998



                                                                  Twelve months
                                                                      ended
                                                                   Dec.31,1998
                                                                   ===========

Net Income                                                         $7,282,000(1)





I.   Weighted Average Shares:                                       8,474,000(2)
                                                                   ==========





II.  Basic EPS                                                         0.8593(1) / (2)
                                                                   ==========





III. Diluted EPS

            Weighted Average Shares                                 8,474,000(2)
            Dilution                                                  118,599(3)
                                                                   ----------
                                                                    8,592,599(4)
                                                                   ==========





            Diluted EPS                                                0.8475(1) / (4)
                                                                   ==========

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                  For the Twelve Months Ended December 31, 1998


IV.  Outstanding at December 31, 1998
                                                                                                      Weighted
                                          Units                 Price/Share         Proceeds           Average          Proceeds
                                        ==========              ===========        ==========        ==========        ==========
A. Options (8/17/93)                        75,750                $10.000          $  757,500
   Options (1/24/94                          5,000                 10.910              54,550
   Options (2/3/94)                            500                 11.625               5,813
   Options (9/13/95)                        15,000                  7.880             118,200
   Options (10/25/95)                       40,200                  8.430             338,886
   Options (5/15/96)                        10,000                  7.060              70,600
   Options (12/27/96)                       15,000                  5.000              75,000            15,000            75,000
   Options (2/1/97)                         35,000                  5.000             175,000            35,000           175,000
   Options (2/25/97)                       178,250                  5.060             901,945           178,250           901,945
   Options (4/15/97)                       200,000                  5.000           1,000,000           200,000         1,000,000
   Options (7/1/97)                         10,000                  4.970              49,700            10,000            49,700
   Options (10/31/97)                       15,000                  8.030             120,450
   Options (12/31/97)                        5,000                  6.640              33,200             5,000            33,200
   Options (07/01/98)                       10,000                  6.700              67,000            10,000            67,000
   Options (10/30/98)                       20,000                  6.170             123,400            20,000           123,400
   Options (12/10/98)                       24,500                  6.600             161,700            24,500           161,700
                                        ----------                                 ----------        ----------        ----------
                                           659,200                                 $4,052,944           497,750     (5) 2,586,945
                                        ==========                                 ==========        ==========        ==========

   Dilutive Shares                         497,750(5)                               2,586,945(6)
                                        ==========                                 ==========

V.   Average market value/share

                                                          Average        Close on
                                                           Close         last day
                                                      =============     ===========
                   Jan                                        6.538
                   Feb                                        7.013
                   Mar                                        7.193       7.500
                                                      -------------
                           Hash total 3 mths                 20.744
                                                      =============

                   April                                      7.272
                   May                                        6.887
                   June                                       6.660       6.500
                                                      -------------
                           Hash total 3 mths                 20.819
                                                      =============

                   July                                      7.017
                   August                                    6.870
                   September                                  6.625       6.625
                                                      -------------
                           Hash total 3 mths                 20.512
                                                      =============

                   October                                    6.261
                   November                                   6.393
                   December                                   7.147       7.500
                                                      -------------
                           Hash total 3 mths                 19.801
                                                      =============


                           Hash total 12 mths                81.876
                                                      =============

                                                      /          12
                                                      -------------
Average price per share Twelve mths                           6.823
                                                      =============


VI. Diluted

                                                      Twelve Months
                                                      -------------

Total Proceeds from exercise                             $2,586,945(6)
Divided by average price                                      6.823

Repurchase shares of                                        379,151

Shares issued (options)                                     497,750(5)
                                                      -------------
Dilution - Shares                                  (3)      118,599
                                                      =============